EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Fiscal 2014 First Quarter Results

	●	First quarter non-GAAP diluted net earnings per share of $0.90, up 10% from the prior-year period, versus the previously provided outlook of $0.82 to $0.86 per share
Editorial contacts
Kate Holderness, HP +1 650 236 1024	●	First quarter GAAP diluted net earnings per share of $0.74, up 17% from the prior-year period, versus the previously provided outlook of $0.60 to $0.64 per share
corpmediarelations@hp.com
HP Investor Relations	●	First quarter net revenue of $28.2 billion, down 1% from the prior-year period and flat on a constant currency basis
investor.relations@hp.com
	●	First quarter cash flow from operations of $3.0 billion, up 17% from the prior-year period
www.hp.com/go/newsroom
	●	Returned $843 million to shareholders in the form of dividends and share repurchases in the first quarter

	●	Improved operating company net cash position by $1.6 billion, the eighth consecutive quarterly improvement of over $1 billion

HP fiscal 2014 first quarter financial performance
	Q1FY14	Q1FY13	Y/Y
GAAP net revenue ($B)	$28.2	$28.4	(1%)
GAAP operating margin	7.1%	6.2%	0.9 pts.
GAAP net earnings ($B)	$1.4	$1.2	16%
GAAP diluted net earnings per share	$0.74	$0.63	17%
Non-GAAP operating margin	8.5%	7.9%	0.6 pts.
Non-GAAP net earnings ($B)	$1.7	$1.6	9%
Non-GAAP diluted net earnings per share	$0.90	$0.82	10%
Cash flow from operations ($B)	$3.0	$2.6	17%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., Feb. 20, 2014 — HP today announced financial results for its fiscal 2014 first quarter ended Jan. 31, 2014.

First quarter GAAP diluted net earnings per share (EPS) was $0.74, up from $0.63 in the prior-year period and above the previously provided outlook of $0.60 to $0.64. First quarter non-GAAP diluted net EPS was $0.90, up from $0.82 in the prior-year period and above the previously provided outlook of $0.82 to $0.86. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $317 million and $0.16 per diluted share, respectively, related to the amortization of intangible assets, restructuring charges and acquisition-related charges.

First quarter net revenue of $28.2 billion was down 1% from the prior-year period and flat on a constant currency basis.

“HP is in a stronger position today than we’ve been in quite some time,” said Meg Whitman, HP president and chief executive officer. “The progress we’re making is reflected in growth across several parts of our portfolio, the growing strength of our balance sheet, and the strong support we’re receiving from customers and channel partners. Innovation is igniting our comeback, and at a time when many of our competitors are confronting new challenges, two years of turnaround work is setting us up for an exciting future.”

Outlook

For the fiscal 2014 second quarter, HP estimates non-GAAP diluted net EPS to be in the range of $0.85 to $0.89 and GAAP diluted net EPS to be in the range of $0.62 to $0.66. Fiscal 2014 second quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.23 per share, related primarily to the amortization of intangible assets and restructuring charges.

For fiscal 2014, HP estimates non-GAAP diluted net EPS to be in the range of $3.60 to $3.75 and GAAP diluted net EPS to be in the range of $2.85 to $3.00. Fiscal 2014 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.75 per share, related primarily to the amortization of intangible assets and restructuring charges.

Asset management

HP generated $3.0 billion in cash flow from operations in the first quarter, up 17% from the prior-year period. Inventory ended the quarter at $6.0 billion, down 1 day year over year to 25 days. Accounts receivable ended the quarter at $13.5 billion, down 2 days year over year at 43 days. Accounts payable ended the quarter at $12.6 billion, up 4 days year over year to 52 days. HP’s dividend payment of $0.1452 per share in the first quarter resulted in cash usage of $278 million. HP also utilized $565 million of cash during the quarter to repurchase approximately 20.4 million shares of common stock in the open market. HP exited the quarter with $16.4 billion in gross cash.

Fiscal 2014 first quarter segment results

● Personal Systems revenue was up 4% year over year with a 3.3% operating margin. Commercial revenue increased 8% and Consumer revenue declined 3%. Total units were up 6% with Desktops units down 3% and Notebooks units up 5%.
● Printing revenue was down 2% year over year with a 16.8% operating margin. Total hardware units were up 5% with Commercial hardware units up 6% and Consumer hardware units up 4%. Supplies revenue was down 3%.
● Enterprise Group revenue was up 1% year over year with a 14.4% operating margin. Industry Standard Servers revenue was up 6%, Storage revenue was flat, Business

Critical Systems revenue was down 25%, Networking revenue was up 4% and Technology Services revenue was down 4%.
●	Enterprise Services revenue was down 7% year over year with a 1% operating margin. Application and Business Services revenue was down 4%, and Infrastructure Technology Outsourcing revenue declined 9%.
●	Software revenue was down 4% year over year with a 15.8% operating margin. Support revenue was down 2%, license revenue was down 6%, professional services revenue was down 12% and software-as-a-service (SaaS) revenue was up 6%.
●	HP Financial Services revenue was down 9% year over year with a 6% decrease in net portfolio assets and an 18% increase in financing volume. The business delivered an operating margin of 11.6%.
●	Corporate Investments revenue increased due to the sale of a portfolio of mobile computing intellectual property.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q1 FY14 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2014Q1webcast.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations or total company debt prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, HP’s effective tax rate, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and HP’s other filings with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	Jan 31, 2014	Oct 31, 2013	Jan 31, 2013
Net revenue	$28,154	$29,131	$28,359

Costs and expenses:
Cost of sales	21,736	22,437	22,029
Research and development	811	729	794
Selling, general and administrative	3,210	3,351	3,300
Amortization of intangible assets	283	317	350
Restructuring charges	114	371	130
Acquisition-related charges	3	3	4
Total costs and expenses	26,157	27,208	26,607

Earnings from operations	1,997	1,923	1,752

Interest and other, net	(163)	(103)	(179)

Earnings before taxes	1,834	1,820	1,573

Provision for taxes	(409)	(406)	(341)

Net earnings	$1,425	$1,414	$1,232

Net earnings per share:
Basic	$0.75	$0.74	$0.63
Diluted	$0.74	$0.73	$0.63

Cash dividends declared per share	$0.29	$-	$0.26

Weighted-average shares used to compute net earnings per share:
Basic	1,907	1,918	1,953
Diluted	1,935	1,940	1,956

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended Jan 31, 2014	Diluted net earnings per share	Three months ended October 31, 2013	Diluted net earnings per share	Three months ended Jan 31, 2013	Diluted net earnings per share
GAAP net earnings	$1,425	$0.74	$1,414	$0.73	$1,232	$0.63

Non-GAAP adjustments:
Amortization of intangible assets	283	0.15	317	0.16	350	0.18
Restructuring charges	114	0.06	371	0.19	130	0.07
Acquisition-related charges	3	-	3	-	4	-
Adjustments for taxes	(83)	(0.05)	(146)	(0.07)	(111)	(0.06)
Non-GAAP net earnings	$1,742	$0.90	$1,959	$1.01	$1,605	$0.82

GAAP earnings from operations	$1,997		$1,923		$1,752

Non-GAAP adjustments:
Amortization of intangible assets	283		317		350
Restructuring charges	114		371		130
Acquisition-related charges	3		3		4
Non-GAAP earnings from operations	$2,397		$2,614		$2,236

GAAP operating margin	7%		7%		6%
Non-GAAP adjustments	2%		2%		2%
Non-GAAP operating margin	9%		9%		8%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2014	October 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$16,165	$12,163
Accounts receivable	13,492	15,876
Financing receivables	3,054	3,144
Inventory	6,004	6,046
Other current assets	11,969	13,135

Total current assets	50,684	50,364

Property, plant and equipment	11,259	11,463

Long-term financing receivables and other assets	9,131	9,556

Goodwill and intangible assets	33,951	34,293

Total assets	$105,025	$105,676

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,621	$5,979
Accounts payable	12,640	14,019
Employee compensation and benefits	3,171	4,436
Taxes on earnings	1,224	1,203
Deferred revenue	6,754	6,477
Other accrued liabilities	13,201	13,407

Total current liabilities	43,611	45,521

Long-term debt	17,971	16,608

Other liabilities	15,294	15,891

Stockholders' equity:
HP stockholders' equity	27,754	27,269
Non-controlling interests	395	387

Total stockholders' equity	28,149	27,656

Total liabilities and stockholders' equity	$105,025	$105,676

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended
	January 31, 2014	January 31, 2013
Cash flows from operating activities:
Net earnings	$1,425	$1,232
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,117	1,163
Stock-based compensation expense	170	184
Provision for doubtful accounts and inventory	57	124
Restructuring charges	114	130
Deferred taxes on earnings	9	500
Excess tax benefit from stock-based compensation	(27)	-
Other, net	(33)	167

Changes in operating assets and liabilities:
Accounts receivable	2,391	2,148
Financing receivables	296	98
Inventory	(19)	(149)
Accounts payable	(1,165)	(1,690)
Taxes on earnings	170	(423)
Restructuring	(381)	(237)
Other assets and liabilities	(1,134)	(685)
Net cash provided by operating activities	2,990	2,562

Cash flows from investing activities:
Investment in property, plant and equipment	(997)	(633)
Proceeds from sale of property, plant and equipment	450	127
Purchases of available-for-sale securities and other investments	(135)	(299)
Maturities and sales of available-for-sale securities and other investments	465	161
Net cash used in investing activities	(217)	(644)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	2	(105)
Issuance of debt	2,005	45
Payment of debt	(45)	(114)
Issuance of common stock under employee stock plans	83	55
Repurchase of common stock	(565)	(253)
Excess tax benefit from stock-based compensation	27	-
Cash dividends paid	(278)	(258)
Net cash provided by (used in) financing activities	1,229	(630)

Increase in cash and cash equivalents	4,002	1,288
Cash and cash equivalents at beginning of period	12,163	11,301
Cash and cash equivalents at end of period	$16,165	$12,589

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2014	October 31, 2013	January 31, 2013
Net revenue:(a)

Personal Systems	$8,530	$8,604	$8,232
Printing	5,815	6,047	5,946
Total Printing and Personal Systems Group	14,345	14,651	14,178
Enterprise Group	6,993	7,575	6,948
Enterprise Services	5,595	5,918	6,038
Software	916	1,093	951
HP Financial Services	870	912	957
Corporate Investments	288	5	4
Total segments	29,007	30,154	29,076
Elimination of intersegment net revenue and other	(853)	(1,023)	(717)

Total HP consolidated net revenue	$28,154	$29,131	$28,359

Earnings before taxes:(a)

Personal Systems	$279	$265	$233
Printing	979	1,081	967
Total Printing and Personal Systems Group	1,258	1,346	1,200
Enterprise Group	1,006	1,092	1,070
Enterprise Services	57	255	76
Software	145	330	155
HP Financial Services	101	102	101
Corporate Investments	121	(86)	(73)
Total segment earnings from operations	2,688	3,039	2,529

Corporate and unallocated costs and eliminations	(121)	(323)	(109)
Unallocated costs related to stock-based compensation expense	(170)	(102)	(184)
Amortization of intangible assets	(283)	(317)	(350)
Restructuring charges	(114)	(371)	(130)
Acquisition-related charges	(3)	(3)	(4)
Interest and other, net	(163)	(103)	(179)

Total HP consolidated earnings before taxes	$1,834	$1,820	$1,573

(a)
Effective at the beginning of its first quarter of fiscal 2014, HP implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes include (i) transferring the HP Exstream business from the Commercial Hardware business unit within the Printing segment to the Software segment; (ii) transferring the Personal Systems trade and warranty support business from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment; (iii) transferring the spare and replacement parts business supporting the Personal Systems and Printing segments from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment and the Commercial Hardware business unit within the Printing segment, respectively; and (iv) transferring certain cloud-related incubation activities previously reported in Corporate and unallocated costs and eliminations and in the Enterprise Group segment to the Corporate Investments segment. In addition, HP transferred certain intrasegment eliminations from the Enterprise Services segment and the Enterprise Group segment to corporate intersegment revenue eliminations.

HP reflected these changes to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of revenue among the Personal Systems, Printing, the Enterprise Group, Enterprise Services and Software segments. These changes also resulted in the transfer of operating profit among the Personal Systems, Printing, the Enterprise Group, Software and Corporate Investments segments. These changes had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended			Growth rate (%)
	January 31, 2014	October 31, 2013	January 31, 2013	Q/Q			Y/Y
Net revenue:(a)

Printing and Personal Systems Group
Personal Systems
Notebooks	$4,335	$4,461	$4,128	(3%)			5%
Desktops	3,274	3,273	3,321	0%			(1%)
Workstations	533	554	535	(4%)			0%
Other	388	316	248	23%			56%
Total Personal Systems	8,530	8,604	8,232	(1%)			4%

Printing
Supplies	3,795	3,862	3,893	(2%)			(3%)
Commercial Hardware	1,347	1,554	1,374	(13%)			(2%)
Consumer Hardware	673	631	679	7%			(1%)
Total Printing	5,815	6,047	5,946	(4%)			(2%)
Total Printing and Personal Systems Group	14,345	14,651	14,178	(2%)			1%

Enterprise Group
Industry Standard Servers	3,178	3,451	2,994	(8%)			6%
Technology Services	2,123	2,182	2,207	(3%)			(4%)
Storage	834	952	833	(12%)			0%
Networking	630	656	608	(4%)			4%
Business Critical Systems	228	334	306	(32%)			(25%)
Total Enterprise Group	6,993	7,575	6,948	(8%)			1%

Enterprise Services
Infrastructure Technology Outsourcing	3,501	3,722	3,855	(6%)			(9%)
Application and Business Services	2,094	2,196	2,183	(5%)			(4%)
Total Enterprise Services	5,595	5,918	6,038	(5%)			(7%)

Software	916	1,093	951	(16%)			(4%)

HP Financial Services	870	912	957	(5%)			(9%)

Corporate Investments	288	5	4	N	M	N	M
Total segments	29,007	30,154	29,076	(4%)			0%

Elimination of intersegment net revenue and other	(853)	(1,023)	(717)	(17%)			19%

Total HP consolidated net revenue	$28,154	$29,131	$28,359	(3%)			(1%)

(a)
Effective at the beginning of its first quarter of fiscal 2014, HP implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes include (i) transferring the HP Exstream business from the Commercial Hardware business unit within the Printing segment to the Software segment; (ii) transferring the Personal Systems trade and warranty support business from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment; (iii) transferring the spare and replacement parts business supporting the Personal Systems and Printing segments from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment and the Commercial Hardware business unit within the Printing segment, respectively; and (iv) transferring certain cloud-related incubation activities previously reported in Corporate and unallocated costs and eliminations and in the Enterprise Group segment to the Corporate Investments segment. In addition, HP transferred certain intrasegment eliminations from the Enterprise Services segment and the Enterprise Group segment to corporate intersegment revenue eliminations.

HP reflected these changes to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of revenue among the Personal Systems, Printing, the Enterprise Group, Enterprise Services and Software segments. These changes had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT OPERATING MARGIN SUMMARY DATA
(Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2014	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	3.3%	0.2 pts		0.5 pts
Printing	16.8%	(1.1 pts	)	0.5 pts
Printing and Personal Systems Group	8.8%	(0.4 pts	)	0.3 pts

Enterprise Group	14.4%	-		(1.0 pts	)
Enterprise Services	1.0%	(3.3 pts	)	(0.3 pts	)
Software	15.8%	(14.4 pts	)	(0.5 pts	)
HP Financial Services	11.6%	0.4 pts		1.0 pts
Corporate Investments	42.0%	NM		NM
Total segments	9.3%	(0.8 pts	)	0.6 pts

(a)
Effective at the beginning of its first quarter of fiscal 2014, HP implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes include (i) transferring the HP Exstream business from the Commercial Hardware business unit within the Printing segment to the Software segment; (ii) transferring the Personal Systems trade and warranty support business from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment; (iii) transferring the spare and replacement parts business supporting the Personal Systems and Printing segments from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment and the Commercial Hardware business unit within the Printing segment, respectively; and (iv) transferring certain cloud-related incubation activities previously reported in Corporate and unallocated costs and eliminations and in the Enterprise Group segment to the Corporate Investments segment. In addition, HP transferred certain intrasegment eliminations from the Enterprise Services segment and the Enterprise Group segment to corporate intersegment revenue eliminations.

HP reflected these changes to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of revenue among the Personal Systems, Printing, the Enterprise Group, Enterprise Services and Software segments. These changes also resulted in the transfer of operating profit among the Personal Systems, Printing, the Enterprise Group, Software and Corporate Investments segments. These changes had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2014	October 31, 2013	January 31, 2013
Numerator:
GAAP net earnings	$1,425	$1,414	$1,232
Non-GAAP net earnings	$1,742	$1,959	$1,605

Denominator:
Weighted-average number of shares outstanding during the reporting period	1,907	1,918	1,953
Dilutive effect of employee stock plans (a)	28	22	3
Weighted-average number of shares used to compute diluted net earnings per share	1,935	1,940	1,956

GAAP diluted net earnings per share	$0.74	$0.73	$0.63
Non-GAAP diluted net earnings per share	$0.90	$1.01	$0.82

(a)	Includes any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by HP

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and intangible assets, charges relating to the amortization of intangible assets, acquisition-related charges and charges related to the wind-down of HP businesses recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

● HP incurs charges relating to the amortization of intangible assets, including acquired research and development projects. Those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

●	HP incurs costs related to its acquisitions. As acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. Total company net cash consists of gross cash less total debt. HP Financial Services (HPFS) net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt, and borrowing and funding related activity associated with HPFS and its subsidiaries, less HPFS cash. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated balance sheet. Operating company net debt is a non-GAAP measure that is defined as total company net debt less HPFS net debt. Operating company net cash is a non-GAAP measure that is defined as total company net cash less HPFS cash less HPFS debt. Operating company net debt and operating company net cash provide additional useful information to HP’s management about the state of HP’s consolidated condensed balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●	Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●	Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

HP believes that providing revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© 2014 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.